EXHIBIT 10.19
DATED OCTOBER 2008

SEVEN ARTS PICTURES PLC

-and-

SMITH & WILLIAMSON TRUSTEES (JERSEY) LIMITED

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LOAN AGREEMENT

relating to the

SEVEN ARTS PICTURES EMPLOYEE BENEFIT TRUST
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Lewis Silkin LLP

5 Chancery Lane

Clifford's Inn

London EC4A IBU

Ref: SEC

THIS LOAN AGREEMENT is made the                                                                           day of        October              2008

PARTIES

1.           SEVEN ARTS PICTURES PLC (registered in England under number 04276617) whose registered office is at One America Square, Crosswall, London EC3N 2SG (the 'Company') and

2.           SMITH & WILLIAMSON TRUSTEES (JERSEY) LIMITED whose registered office is at IFG House, 15 Union Street, St Helier, Jersey, JE1 1FG (the 'Trustee')

RECITALS

(A)           The Seven Arts Pictures Employee Benefit Trust (the 'EBT') was established by a deed of trust (the 'Trust Deed') dated 21 October 2008 made between the Company of the one part and the Trustee of the other.

(B)           The Trustee is the present trustee of the EBT.

(C)           In accordance with Clause 2.1 of a stock sale agreement (the 'Stock Sale Agreement') dated  29 October 2008 (the 'Completion Date') and made between the Company, the Trustee and Armadillo Investments plc ('Armadillo'), a company in members voluntary liquidation and acting by its liquidator (the 'Liquidator'), the Trustee acquired three million convertible redeemable preference shares of El each in the Company (the 'Preference Shares').

(D)           In accordance with Clause 2.2 of the Stock Sale Agreement, the consideration payable by the Trustee to Armadillo for the Preference Shares is �1,500,000 in cash, payable as follows:

       (i)           as to �500,000 (the 'Immediate Payment') on the Completion Date;

       (ii)           as to a further �500,000 six months after the Completion Date; and

       (iii)           as to the final 11500,000 twelve months after the Completion Date ,

      (the payments referred to in paragraphs (ii) and (iii) above being together the Deferred Payments') and any Deferred Payment which is not paid when due shall bear interest at the rate of 10% per annum.

(E)           By virtue of a completion notice sent by the Trustee to the Company on the Completion Date the Trustee converted 2,500,000 Preference Shares into 10,000,000 ordinary shares of 5p each in the Company (the' Ordinary Shares').

(F)           On the Completion Date the Trustee executed a charge (the 'Charge') in favour of Armadillo over 6,666 Ordinary Shares.

(G)           In accordance with an operating agreement (the 'Operating Agreement') dated 21 November 2008 and made between the Company and the Trustee the Company agreed to procure that the Trustee has sufficient funds to enable it to make the Immediate Payment and, to the extent the Trustee is unable to sell sufficient Ordinary Shares or otherwise raise the necessary funds, the Deferred Payments, and prior to the Completion. Date the Company transferred the sum of �500,000 to Lewis Silkin LLP as agent for the Trustee so that the Immediate Payment could be made. It was agreed between the Company and the Trustee that the funds provided by the Company to the Trustee to enable it to make the Immediate Payment and any Deferred Payments be provided by way of loan (the Preference Share Loan').

(H)           In accordance with Clause 3.5 of the Stock Sale Agreement the Company transferred 1,600,000 ordinary lop shares in Armadillo ('Armadillo Shares') to persons directed by the Liquidator. The agreed market value of the Armadillo Shares was �800,000 (the 'Armadillo Share Value').

(I)           Since the Trustee would not have been able to acquire the Preference Shares if the Company had not transferred the Armadillo Shares in accordance with the Stock Sale Agreement and the Liquidator's directions, the Company and the Trustee have agreed that an amount equal to the Armadillo Share Value will be treated as a loan from the Company to the Trustee (the 'Armadillo Share Loan').

(J)           This Agreement sets out the terms agreed between the Company and the Trustee in relation to the Preference Share Loan and the Armadillo Share Loan.

IT IS AGREED AS FOLLOWS

1           DEFINITIONS AND INTERPRETATION

1.1           Words and expressions defined in the Trust Deed and the Operating Agreement

Unless specifically defined otherwise in this Agreement, any capitalised words and expressions in this Agreement shall have the definitions specified in the Trust Deed and the Operating Agreement.

1.2           Clause headings

Clause headings are for reference purposes only and shall not affect the construction of this Agreement.

1.3           Singular and plural etc

Where the context permits words in the singular shall include the plural and the masculine shall include the feminine and vice versa.

2           INTEREST

Unless the Company determines at any time that no interest shall be payable, or that it shall be payable at a lower rate, the Trustee shall pay the Company interest at a maximum rate of 1% above the base rate of Royal Bank of Scotland applicable at the date of this Agreement on the Preference Share Loan and the Armadillo Share Loan.

3           REPAYMENT AND PREPAYMENT

3.1           Repayment

Subject to Clause 4, the Preference Share Loan and the Armadillo Share Loan shall be repayable together with any other amounts outstanding, including interest (if any), on such dates and to such extent as the Company and the Trustee shall agree in writing Any repayments made by the Trustee shall be offset first against the Armadillo Share Loan.

3.2           Default by the Trustee

If:

(a)           the Trustee fails to pay any sum payable by it under this Agreement when due; or

(b)           the Trustee commits any material breach of any other provision of this Agreement which, in the reasonable opinion of the Company, is either:

       (i)           not capable of remedy; or

       (ii)           is capable of remedy and has not been remedied within 21 days after the earlier of the date of notice by the Company requiring such remedy, or the date on which the Trustee first becomes aware of the breach, the Company may declare that the Preference Share Loan and/or the Armadillo Share Loan have/has become immediately due and payable by written notice to the Trustee. The Trustee shall be required to repay such Loan(s), together with any other amounts outstanding, including interest payable in accordance with Clause 3.

4           LIMITATION ON RECOVERY FROM THE TRUST EE

4.1           Capacity in which the Trustee enters in to the Agreement

The Company and the Trustee acknowledge that the Trustee is only entering into this Agreement in its capacity as trustee of the EBT and not in any other capacity.

4.2           Limit on quantum of Trustee's liability

In the absence of fraud, dishonesty, willful misconduct or willful neglect by the Trustee the Company and the Trustee acknowledge that:

(a)           the Company will have no recourse to any assets held by the Trustee in any capacity other than those held by it in its capacity as trustee of the EBT; and

(b)           recourse of the Company against the Trustee under or in connection with this Agreement shall be limited to the value of the Trust Fund:

       (i)           which is not subject to the Charge; and

       (ii)           in respect of which options have not been granted or which has not otherwise been allocated, appointed, paid or applied to or for the benefit of any Beneficiary by the Trustee, less any and all other liabilities (both secured and unsecured) properly payable from the Trust Fund which is in possession of or under the control of the Trustee at the time when the Trustee is first given notice by the Company of any claim or recourse against the Trustee under or in connection with this Agreement.

4.3           Trustee not personally liable

Except in the case of fraud, negligence, breach of trust or breach of this Agreement, the Trustee (including any officer or employee of the Trustee) shall not incur any personal liability under or in connection with this Agreement, except to the extent that the Trustee (including any director of the Trust,-_,e) can lawfully indemnify itself against that liability out of the Trust Fund.

5           EXPENSES

The Company shall be responsible for its own costs, charges and expenses (including legal and other fees) that it incurs in connection with the negotiation, preparation and execution of this Agreement and any other documentation required in connection with the Preference Share Loan and the Armadillo Share Loan.

6           PAYMENTS AND EVIDENCE OF DEBT

All payments by the Trustee under this Agreement shall be made to the Company in immediately available funds to the Company's account (to be advised), or to such other account as the Company shall notify in writing to the Trustee, on the relevant due date together with written advice of such payment to the Company.

7           WAIVER AND SEVERABILITY

7.1           Failure to exercise rights

No delay or omission on the part of the Company in exercising any right or remedy under this Agreement shall impair that right or remedy, or operate as (or be taken to be) a waiver of it. No single partial or defective exercise of any such right or remedy by the Company shall preclude any other or future exercise of that or any other right or remedy under this Agreement. The remedies provided in this Agreement are cumulative and do not exclude any remedies provided by law.

7.2           Unlawful provisions

If any provision of this Agreement becomes invalid, illegal or unenforceable in any respect, that provision shall be severed from the remainder and the validity, legality and enforceability of the remaining provisions of this Agreement shall not be affected or impaired in any way.

8           NOTICES

Any notice or other communication required to be given under this Agreement shall be deemed to have been delivered, if given by letter, when delivered to the relevant address and, if given by fax, when dispatched.

9           COUNTERPARTS

This Agreement may be executed in two counterparts. If the parties execute this Agreement on separate counterparts, it shall not be effective until each party has executed at least one counterpart. Each counterpart shall constitute the original of this Agreement, but both the counterparts together shall together constitute one and the same instrument.

10    GOVERNING LAW AND JURISDICTION

This Agreement shall be governed by and construed in accordance with the laws of England and Wales.

IN WITNESS of which whereof the parties have executed this Agreement on the above date

EXECUTED AND DELIVERED AS A DEED by SEVEN ARTS PICTURES PLC

in the presence of:                                                    /s/ Elaine New
                      Director

Witness signature
/s/  Nazlini Mohamad

Witness name in print                                        Nazlini Mohammad

Witness address             9 Nethercourt Avenue - Finchley, London - N3 IPS

Witness occupation                                          Financial controller

EXECUTED AND DELIVERED AS A DEED

by SMITH & WILLIAMSON TRUSTEES (JERSEY) LIMITED ) as trustee of the Seven Arts Pictures Employee Benefit Trust in the presence of:

Authorised signatory

Authorised signatory